                                                                     EXHIBIT 4.3

                      [Form of 5.00% Senior Notes due 2013]

      THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

      UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. E-2

                                                           CUSIP No. 89420G AJ 8

                                                           ISIN No. US89420GAJ85

                        TRAVELERS PROPERTY CASUALTY CORP.

                           5.00% SENIOR NOTES DUE 2013


            TRAVELERS PROPERTY CASUALTY CORP., a Connecticut corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [ ] DOLLARS ($[ ]) on March 15, 2013, and to pay interest on said principal sum from March 11, 2003, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 of each year commencing September 15, 2003, at a rate of 5.00% per annum, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded semi-annually. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Security is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on March 1 or September 1 immediately preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments on this Global Security will be made in immediately available funds. If pursuant to the provisions of the Indenture the Securities are no longer represented by a Global Security, the principal of (and premium, if any) and the interest on this Security shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register or by wire transfer in immediately available funds if appropriate wire transfer instructions have been received in writing by the Trustee not less than 15 days prior to the applicable Interest Payment Date. Such wire instructions, upon receipt by the Trustee, shall remain in effect until revoked by such Holder.

            This Security shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

            The provisions of this Security are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                           [Signature page to follow]

            IN WITNESS WHEREOF, the Company has caused this instrument to be executed.


Dated:

                                    TRAVELERS PROPERTY CASUALTY CORP.


                                    By:
                                        ---------------------------------------
                                        Name: Jay S. Benet
                                        Title: Chief Financial Officer




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series of Securities described in the within-mentioned Indenture.

Citibank, N.A.,
  as Trustee

By:
   -----------------------------------
          Authorized Signatory

Dated:

            This Security is one of a duly authorized series of securities of the Company (herein sometimes referred to as the "Securities"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of March 11, 2003 (the "Indenture"), duly executed and delivered between the Company and Citibank, N.A., as Trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is not limited in aggregate principal amount. The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Indenture provides that Securities of a single series may be issued at various times. Holders of the Securities are entitled to the benefits of the Registration Rights Agreement, dated as of March 11, 2003 (the "Registration Rights Agreement"), between the Company and the initial purchasers named therein. The Securities and any related Exchange Securities shall vote and consent together on all matters as one class, and no such securities shall have the right to vote or consent as a separate class.

            The Securities may be redeemed in whole at any time or in part from time to time, at the Company's option, at a redemption price (the "Optional Redemption Price") equal to the greater of (1) 100% of the principal amount of the Securities to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 25 basis points for the Securities, plus, accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

            Any redemption pursuant to this paragraph will be made upon not less than 30 days' nor more than 60 days' notice of the Redemption Date at the Redemption Price. If the Securities are only partially redeemed by the Company pursuant to a redemption, the Securities will be redeemed pro rata or by lot or by any other method utilized by the Trustee, provided that if, at the time of redemption, the Securities are registered as a Global Security, the Depositary shall determine the principal amount of such Securities held by each Security Beneficial Owner to be redeemed in accordance with its procedures.

             "Treasury Rate" means, with respect to any Redemption Date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable

Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate will be calculated on the third Business Day preceding the Redemption Date.

            "Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

            "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the applicable series of Securities.

            "Comparable Treasury Price" means (1) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

            "Independent Investment Banker" means either Lehman Brothers Inc. or Salomon Smith Barney Inc., and their respective successors, or, if both firms are unwilling or unable to select the Comparable Treasury issue, an independent investment banking institution of national standing appointed by the trustee after consultation with the Company.

            "Reference Treasury Dealer means (1) Lehman Brothers Inc. or Salomon Smith Barney Inc., and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute for such initial purchasers another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with us.

            "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

            Unless the Company defaults in the payment of the Optional Redemption Price, on and after the Redemption Date, interest shall cease to accrue on the Securities, or portions thereof called for redemption.

            In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

            In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

            The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall, without the consent of Holders of each Security then outstanding and affected thereby: change the fixed maturity of any Securities of any series, or reduce the principal amount thereof, reduce the rate or change the time or place of payment of interest thereon; reduce any premium payable upon the redemption thereof or change the time at which such Security may or must be redeemed or purchased; change the money in which such Security is payable; waive a default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration); make any change in the provisions of the Indenture relating to waivers of past defaults or the rights of Holders to receive payments of principal of, premium, if any, or interest on any of the Securities; make any change in the ability of the Holders to enforce their rights under the Indenture; or reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture.

            The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and of any Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Security.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the time and place and at the rate and in the money herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, this Security is transferable or exchangeable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Security for registration of transfer or exchange at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

            Prior to due presentment for registration of transfer or exchange of this Security, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

            No recourse shall be had for the payment of the principal of or any premium or the interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

            This Global Security is exchangeable for Securities in definitive form only under certain limited circumstances set forth in the Indenture. Securities of this series so issued are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Securities of this series so issued are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

            Certain of the Company's obligations under the Indenture with respect to Securities may be terminated if the Company irrevocably deposits with the Trustee money sufficient to pay and discharge the entire indebtedness on al Securities, as provided in the Indenture.

            The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

            All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM

            To assign this Security, fill in the form below:

            I or we assign and transfer this Security to

                 ----------------------------------------------
              (Print or type assignee's name, address and zip code)

                   ------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. No.)

      and irrevocably appoint ___________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:                                     Your Signature:
     --------------------                                ----------------------

Signature Guarantee:
                    -----------------------------------------------------------
                         (Signature must be guaranteed)

-------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

      The initial principal amount of this Global Security is $[ ]. The following increases or decreases in this Global Security have been made:

               Amount of         Amount of
              decrease in      increases in       Principal Amount of
               Principal     Principal Amount    this Global Security         Signature of
               Amount of            of              following such        authorized officer of
  Date of     This Global       this Global          decrease (or              Trustee or
 Exchange       Security         Security              increase)               Depositary
 --------       --------         --------              ---------               ----------
